UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2003

MATTSON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21970	77-0208119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bayview Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 657-5900

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On March 17, 2003, Mattson Technology, Inc. (“Mattson”) and certain of its subsidiaries sold to SCP Global Technologies, Inc. (“SCP”) the business that Mattson had operated in developing, manufacturing, selling, and servicing wet surface preparation products for the preparation and cleaning of semiconductor wafers (the “Wet Business”). Mattson had originally acquired the Wet Business on January 1, 2001, as part of Mattson’s acquisitions of the semiconductor equipment division of STEAG Electronic Systems AG and CFM Technologies, Inc.

The disposition of the Wet Business was made pursuant to a Stock and Asset Purchase Agreement for Wet Products Division (the “Agreement”) dated as of February 12, 2003, by and among Mattson, Mattson International, Inc., a Delaware corporation (“MII”), Mattson Wet Products, Inc., a Pennsylvania corporation (“WPI”), Mattson Technology Finance, Inc., a Delaware corporation (“MTF” and collectively with Mattson, MII and WPI, the “Mattson Entities”), and SCP. In the transaction SCP acquired (A) the operating assets, including customer contracts and inventory, of WPI (which was formerly CFM Technologies, Inc.), (B) all outstanding stock of Mattson Technology IP, Inc. (“Mattson IP”), which is the owner of various patents relating to the Wet Business, and (C) all outstanding stock of Mattson Technology Cayman, Ltd., a Cayman Island corporation, which is a holding company that is the sole shareholder of Mattson Wet Products GmbH, a German corporation that owns and conducts the principal operations of the Wet Business (“Wet Products GmbH”). Mattson retained all cash from the entities sold to SCP, and Mattson retained all rights to payments under the settlement and license agreements with Dainippon Screen Manufacturing Co. Ltd. and DNS Electronics, LLC, which resulted from a previous settlement of patent litigation involving the Wet Business. SCP acquired all rights to any settlements or damage awards that may occur in pending litigations relating to patents owned by Mattson IP. Upon closing, SCP assumed responsibility for the operations, sales, marketing and technical support services for Mattson’s former wet product lines worldwide.

The initial purchase price paid by SCP to Mattson at the closing of the disposition was $2 million in cash (the “Initial Purchase Price”). The Initial Purchase Price is subject to adjustment in the event that the net working capital of the Wet Business, as defined in the Agreement, at closing (determined by reference to a pro forma post-closing balance sheet to be delivered within 90 days of closing) is either above $20 million or below $17 million. (The Company estimates this adjustment to be less than $1 million, payable to SCP.) The Agreement also provides for an earn-out payable to Mattson, up to an aggregate maximum of $5 million, based upon sales by SCP of certain products to identified customers through December 31, 2004. Mattson has agreed to (i) fund salary and severance costs for certain reductions in force in Germany to be implemented by the Wet Business after the closing, (ii) assume the real property leases relating to facilities of the Wet Business in Pliezhausen, Germany, subject to a sublease of all or a portion of those facilities to SCP, (iii) reimburse future legal fees incurred by SCP, up to a maximum of $1 million, in connection with pending patent litigation, and (iv) reimburse SCP, within limits, for amounts needed to cover specified arrangements and responsibilities with customers. The price and terms for the disposition of the Wet Business were determined based on arms’ length negotiation between the parties. As reflected in the pro forma financial information filed as Exhibit 99.2 to this report, Mattson estimates it will need to accrue an aggregate amount of $14 million to cover its potential liabilities under these items, its transaction costs, and other estimated costs associated with the disposition of the Wet Business. Transaction costs are estimated to be approximately $2,156,000.

As reflected in the pro forma financial information filed as Exhibit 99.2 to this report, Mattson estimates its loss on the disposition of the Wet Business to be approximately $14.8 million.

Along with the employees of Wet Products GmbH, SCP has hired a number of employees of Mattson or its subsidiaries who primarily provide field support services to customers of the Wet Business. The disposition is expected to result in a reduction in the workforce of Mattson by approximately 400 employees. In the Agreement, Mattson has agreed for a period of two years to refrain from developing, making, marketing, or selling certain fully automated semiconductor wafer processing machines capable of wet chemistry cleaning and drying of semiconductor wafers, and Mattson and SCP have agreed not to market, demonstrate, develop jointly with a customer or sell certain hybrid wet machines for a period of one year without the other’s written consent.

A copy of the Agreement and of the First Amendment to the Agreement are attached hereto as Exhibits 2.5 and 2.6, and are incorporated herein by reference.

On March 17, 2003, Mattson issued a press release announcing that it had completed its divestiture of the Wet Business. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information giving pro forma effect to the disposition by Mattson of the Wet Business as of December 31, 2002 are filed as Exhibit 99.2 hereto.

(c)	Exhibits.

Exhibit No.	Description
2.5

Stock and Asset Purchase Agreement for Wet Products Division dated as of February 12, 2003, by and among Mattson Technology, Inc., a Delaware corporation, Mattson International, Inc., a Delaware corporation, Mattson Wet Products, Inc., a Pennsylvania corporation, Mattson Technology Finance, Inc., a Delaware corporation, and SCP Global Technologies, Inc., an Idaho corporation.

2.6

First Amendment to Stock and Asset Purchase Agreement for Wet Products Division dated as of March 17, 2003, by and among Mattson Technology, Inc., a Delaware corporation, Mattson International, Inc., a Delaware corporation, Mattson Wet Products, Inc., a Pennsylvania corporation, Mattson Technology Finance, Inc., a Delaware corporation, and SCP Global Technologies, Inc., an Idaho corporation.

99.1	Press release dated March 17, 2003

99.2	Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTSON TECHNOLOGY, INC.

Date: April 1, 2003	By:	/s/ LUDGER VIEFHUES
Ludger Viefhues, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.5

Stock and Asset Purchase Agreement for Wet Products Division dated as of February 12, 2003, by and among Mattson Technology, Inc., a Delaware corporation, Mattson International, Inc., a Delaware corporation, Mattson Wet Products, Inc., a Pennsylvania corporation, Mattson Technology Finance, Inc., a Delaware corporation, and SCP Global Technologies, Inc., an Idaho corporation.

2.6

First Amendment to Stock and Asset Purchase Agreement for Wet Products Division dated as of March 17, 2003, by and among Mattson Technology, Inc., a Delaware corporation, Mattson International, Inc., a Delaware corporation, Mattson Wet Products, Inc., a Pennsylvania corporation, Mattson Technology Finance, Inc., a Delaware corporation, and SCP Global Technologies, Inc., an Idaho corporation.

99.1	Press release dated March 17, 2003

99.2	Unaudited Pro Forma Financial Information